Exhibit 99.1

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Johnson & Johnson Receives U.S. Regulatory Clearance for Synthes Acquisition; Closing Date for Transaction Set

 $12.9 Billion Accelerated Share Repurchase Announced

New Brunswick, NJ (June 12, 2012) – Johnson & Johnson today announced that it has received U.S. regulatory clearance for its proposed acquisition of Synthes, Inc. This completes all regulatory approvals required to close the transaction. Johnson & Johnson expects to close the transaction with Synthes on June 14, 2012, subject to the satisfaction of customary closing conditions on that date, for a total purchase price of approximately $19.7 billion in cash and stock.
Based on a June 14, 2012 closing date, each outstanding share of Synthes common stock will be converted into the right to receive CHF 55.65 in cash and 1.7170 shares of Johnson & Johnson common stock (subject to the payment of cash in lieu of fractional shares). The exchange ratio was calculated based on the average of the volume weighted average trading prices of Johnson & Johnson common stock on the New York Stock Exchange (NYSE) on each of the 10 consecutive trading days ending two trading days prior to the effective time of the merger, as converted into CHF on each day during this valuation period (beginning May 30, 2012 and ending, June 12, 2012). Further information regarding closing instructions for Synthes stockholders can be found on www.investor.jnj.com or www.Synthes.com.
The European Commission granted its antitrust approval for the transaction on April 19, 2012.   On June 11, 2012, the Federal Trade Commission (FTC) granted early termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The FTC also voted to accept a proposed consent order regarding the acquisition, which requires Johnson & Johnson to divest to an FTC-approved buyer certain rights and assets related to its DePuy trauma business.  As previously announced, DePuy Orthopaedics, Inc., a wholly owned subsidiary of Johnson & Johnson, has entered into an agreement to divest its trauma business to Biomet, Inc. The divestiture is expected to close in the second quarter.

The Company has also commenced several steps to finance the transaction in an efficient manner to enhance shareholder value.  Janssen Pharmaceutical, a wholly owned Irish subsidiary of Johnson & Johnson, has entered into accelerated share repurchase (ASR) agreements with Goldman, Sachs & Co. and JPMorgan Chase Bank, N.A. to purchase a combined total of 203.7 million shares of Johnson & Johnson common stock for an initial purchase price of $12.9 billion.  Under the ASR agreements Janssen Pharmaceutical will purchase shares of Johnson & Johnson common stock that the banks will have borrowed from stock lenders, and during the term of the ASR agreements the banks are expected to purchase approximately $12.9 billion of shares in the open market to return to those stock lenders.The shares purchased under the ASR agreements, together with cash on hand from Janssen Pharmaceutical, will be used by Janssen Pharmaceutical to provide the merger consideration for the purchase of Synthes.  No third party debt is expected to be incurred in connection with the acquisition.  The ASR agreements are subject to terms customary for similar agreements, including adjustments upon the occurrence of certain events under which the ASR agreements may be extended or canceled. Further information regarding the ASR agreements can be found in the Company’s related Form 8-K filing.
Based on the financial structure indicated above, the acquisition is anticipated to be accretive to 2012 adjusted earnings per share* by approximately $0.03 - $0.05.  Johnson & Johnson had previously disclosed in its S-4 filing that the acquisition was anticipated to be dilutive to earnings per share by $0.22, based on 2010 financial information.  The current estimate reflects a mid-year 2012 closing date as well as current sales estimates for the combined orthopaedics business.  In addition, Johnson & Johnson expects to record estimated after-tax special items for the balance of 2012 consisting of charges of approximately $1.1 billion related to the acquisition, including restructuring and integration costs, inventory step-up and currency adjustments.   In 2013, the first full year of the combined businesses, the transaction is anticipated to be accretive to adjusted earnings per share* by $0.10 - $0.15.  Additional information on the transaction, including earnings guidance for 2012, will be shared during Johnson & Johnson’s next quarterly earnings analyst conference call on July 17, 2012.  Certain risk factors on the financial structure and impact of the transaction, as well as certain updated information with respect to the Swiss tax consequences of the transaction, are discussed in the Note to Investors and Media section below and investors are encouraged to read that information carefully.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 117,000 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Adjusted earnings per share excludes special items such as inventory step-up, restructuring costs and other costs incurred to execute the transaction. Adjusted earnings per share  is a non-GAAP financial measure and should not be considered a replacement for GAAP results.

NOTE TO INVESTORS AND MEDIA

Given the pending transactions, the Company will not be commenting beyond this news release and the related Form 8-K filing until after the transaction closes, which is expected to occur on June 14, 2012.

CAUTIONARY FACTORS

The anticipated financial effect of the transactions as set forth above assumes that the transactions under each ASR agreement and a series of related internal transactions are consummated on their terms and in accordance with applicable law. The transactions are intended to efficiently combine the respective businesses of Synthes and DePuy, a family of companies within Johnson & Johnson providing healthcare solutions in orthopaedics, spinal care, sports medicine and neurosciences.

While Johnson & Johnson believes that these transactions will allow it to effectuate the acquisition in a tax efficient manner in accordance with applicable law, it is possible that the Internal Revenue Service could assert one or more contrary positions to challenge the transactions from a tax perspective. If challenged, an amount up to the total purchase price for the Synthes shares could be treated as subject to applicable U.S. tax at approximately the statutory rate to Johnson & Johnson, plus interest.

As previously disclosed, Swiss-resident individual taxpayers holding Synthes shares as their private property should realize a tax-free private capital gain or a non-tax-deductible loss, as the case may be, with respect to all or part of the merger consideration, but a portion of the merger consideration might be treated as dividend income.  This will depend on the structure used to finance the acquisition.  Based on the current financing structure and current exchange rates, we expect that no such portion of the merger consideration should be treated as dividend income for those Swiss-resident taxpayers.  In addition, according to the Swiss Federal Tax Administration, the transaction is, unless a personal exemption applies to the individual stockholder, subject to Swiss securities transfer tax, which will be deducted from the merger consideration by the custodian banks.

Synthes’ stockholders should consult with their individual tax advisors to determine the tax consequences of the acquisition in light of their particular circumstances, including what tax planning opportunities might be available to them.

(This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson and Synthes.  Risks and uncertainties include, but are not limited to, the satisfaction of closing conditions for the acquisition and the possibility that the transaction will not be completed, or if completed, will not be completed in the expected timeframe; the impact of changes in the market value of Johnson & Johnson’s common stock on the price of the shares repurchased under the ASR agreements; the ability of Johnson & Johnson to effectuate the acquisition of Synthes in a tax efficient manner; whether anticipated accretion to earnings per share in future periods will be achieved; general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; challenges to patents; significant adverse litigation; impact of business combinations; financial distress and bankruptcies experienced by significant customers and suppliers; changes to governmental laws and regulations and domestic and foreign health care reforms; trends toward health care cost containment; increased scrutiny of the health care industry by government agencies; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and sovereign risk; disruptions due to natural disasters; manufacturing difficulties or delays; and product efficacy or safety concerns resulting in product recalls or regulatory action. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the businesses of Johnson & Johnson and Synthes, as well as the ability to ensure continued performance or market growth of Synthes’ products. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Johnson & Johnson and Synthes can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, and Synthes’ 2011 Audited Financial Statements. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, www.synthes.com or on request from Johnson & Johnson or Synthes. Neither Johnson & Johnson nor Synthes undertakes to update any forward-looking statements as a result of new information or future events or developments.)